Exhibit 3.15

OFFICE OF THE SECRETARY OF STATE
JESSE WHITE-Secretary of State
    0320082-5
    NOVEMBER 22, 2022
TCSEFFEVIDENCE@WOLTERSKLUWER.COM

RE     KAIR IL, LLC

DEAR SIR OR MADAM:

ENCLOSED PLEASE FIND THE CERTIFIED COPY REQUESTED CONCERNING THE ABOVE REFERENCED LIMITED LIABILITY COMPANY.
THE ATTACHED WAS ASSIGNED AUTHENTICATION NUMBER 2232603525.
THE REQUIRED FEE IS HEREBY ACKNOWLEDGED.
SINCERELY YOURS,

JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
LIMITED LIABILITY COMPANY DIVISION
TELEPHONE: (217) 524-8008
JW: LLC

File Number 0320082-5

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 1 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR KAIR IL, LLC.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 22ND *day of* NOVEMBER *A.D.* 2022 .

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

Authentication #: 2232603525 verifiable until 11/22/2023.
Authenticate at: https://www.ilsos.gov

Jesse White

SECRETARY OF STATE

Form LLC-5.5	Illinois Limited Liability Company Act Articles of Incorporation	FILE #03200825
Secretary of State Jesse White Department of Business Services Limited Liability Division www.cyberdriveillinois.com	Filing Fee: $500 Expedited Fee: $100 Approved By: HAB	FILED DEC 07 2009 Jesse White Secretary of State

1.	Limited Liability Company Name:	KAIR IL, LLC

2.	Address of Principal Place of Business where records of the company will be kept:
120 N. LASALLE STREET, #3300
CHICAGO, IL 60602

3.    Articles of Organization effective on the filing date.

4.    Registered Agent’s Name and Registered Office Address:

NATIONAL REGISTERED AGENTS INC.
200 WEST ADAMS STREET
CHICAGO, IL 60602
5.    Purpose for which the Limited Liability Company is organized:
“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”
6.    The LLC is to have perpetual existence.
7.    The Limited Liability Company is managed by the manager(s).

HANLEY, WALTER
120 N. LASALLE ST., STE. 3300, CHICAGO, IL 60602
ERLAIN, FRANK
120 N. LASALLE ST., STE. 3300, CHICAGO, IL 60602
HOLSTEN, JOSEPH
120 N. LASALLE ST., STE. 3300, CHICAGO, IL 60602
CASINI, VICTOR
120 N. LASALLE ST., STE. 3300, CHICAGO, IL 60602
8.    Name and Address of Organizer
I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: DECEMBER 07, 2009    WALTER HANLEY
120 N. LASALLE ST., STE. 3300
CHICAGO, IL 60602
This document was generated electronically at www.cyberdriveillinois.com